Report of Independent
Registered Public
Accounting Firm


To the Board of Trustees of
Equinox Funds Trust
and the Shareholders of
Equinox Chesapeake
Strategy Fund


In planning and performing
our audit of the
consolidated financial
statements of Equinox
Chesapeake Strategy Fund
(the Fund), a separate
series of the Equinox
Funds Trust, as of and for
the year ended September
30, 2014 (on which we
have issued our report
dated December 1, 2014
(June 16, 2015 as to the
effect of the restatement
discussed in Note 7), in
accordance with the
standards of the Public
Company Accounting
Oversight Board (United
States), we considered the
Fund's internal control over
financial reporting,
including controls over
safeguarding securities, as
a basis for designing our
auditing procedures for the
purpose of expressing our
opinion on the consolidated
financial statements and to
comply with the
requirements of Form N-
SAR, but not for the
purpose of expressing an
opinion on the
effectiveness of the Fund's
internal control over
financial reporting.
Accordingly, we express no
such opinion.

The management of the
Fund is responsible for
establishing and
maintaining effective
internal control over
financial reporting. In
fulfilling this responsibility,
estimates and judgments
by management are
required to assess the
expected benefits and
related costs of controls. A
fund's internal control over
financial reporting is a
process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance
with generally accepted
accounting principles
(GAAP). A fund's internal
control over financial
reporting includes those
policies and procedures
that (a) pertain to the
maintenance of records
that, in reasonable detail,
accurately and fairly reflect
the transactions and
dispositions of the assets
of the fund; (b) provide
reasonable assurance that
transactions are recorded
as necessary to permit
preparation of financial
statements in accordance
with GAAP, and that
receipts and expenditures
of the fund are being made
only in accordance with
authorizations of
management and trustees
of the fund; and (c) provide
reasonable assurance
regarding prevention or
timely detection of
unauthorized acquisition,
use or disposition of a
fund's assets that could
have a material effect on
the financial statements.

Because of inherent
limitations, internal control
over financial reporting
may not prevent or detect
misstatements. Also,
projections of effectiveness
to future periods are
subject to the risk that
controls may become
inadequate because of
changes in conditions, or
that the degree of
compliance with the
policies or procedures may
deteriorate.

A deficiency in internal
control over financial
reporting exists when the
design or operation of a
control does not allow
management or
employees, in the normal
course of performing their
assigned functions, to
prevent or detect
misstatements on a timely
basis. A material weakness
is a deficiency, or
combination of
deficiencies, in internal
control over financial
reporting, such that there is
a reasonable possibility
that a material
misstatement of the Fund's
annual or interim financial
statements will not be
prevented or detected on a
timely basis.

Our consideration of the
Fund's internal control over
financial reporting was for
the limited purpose
described in the first
paragraph and would not
necessarily identify all
deficiencies in internal
control that might be
material weaknesses under
standards established by
the Public Company
Accounting Oversight
Board (United States). In
our letter to you dated
December 1, 2014, we
reported that we had
identified no deficiencies in
the Fund's internal controls
over financial reporting and
their operations, including
controls for safeguarding
securities that we
considered to be a material
weakness, as defined
above, as of September
30, 2014.  However,
subsequent to the issuance
of our letter, we noted the
following control deficiency
in the Fund's internal
control over financial
reporting and their
operations that we
considered to be a material
weakness as of September
30, 2014.

Management's controls
related to the review and
analysis of fair value of the
Fund's investment in the
total return swap with
Deutsche Bank AG,
London Branch in
accordance with Financial
Accounting Standards
Board Accounting
Standards Codification
820, Fair Value
Measurements.  As a result
of this material weakness,
the Fund's Consolidated
Statement of Assets and
Liabilities, including the
Consolidated Portfolio of
Investments as of
September 30, 2014, the
related statement of
operations, the statement
of changes in net assets
and financial highlights for
the year then ended were
restated to appropriately
account for the fair value of
the total return swap.  This
material weakness was
considered in determining
the nature, timing, and
extent of the audit tests
applied in our audit of the
Fund's consolidated
financial statements (as
restated) as of and for the
year ended September 30,
2014, and this report does
not affect our report on
such consolidated financial
statements.

This report is intended
solely for the information
and use of management
and the Board of Trustees
of the Funds and the
Securities and Exchange
Commission and is not
intended to be and should
not be used by anyone
other than these specified
parties.

/s/ McGladrey LLP

Denver, Colorado
June 16, 2015